ACRA
ACCOUNTING AND CORPORATE
REGULATORY AUTHORITY

CERTIFICATE CONFIRMING INCORPORATION OF COMPANY

Company Name : **DIGITAL INNOVATIVE LIMITED**

UEN : **201932954C**

This is to confirm that the company was incorporated under the Companies Act, on and from **01/10/2019** and that the company is a **PUBLIC COMPANY LIMITED BY SHARES**.

TAN YONG TAT
ASST REGISTRAR OF COMPANIES & BUSINESS NAMES
ACCOUNTING AND CORPORATE REGULATORY AUTHORITY
SINGAPORE

Dated : 01/10/2019
Receipt Number : ACRA191001145640

Authentication No. : K19722591B